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                                                                   Exhibit 10.18

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT ("Agreement") is made and entered as of this 28th day of September, 2001 (the "Effective Date"), between Viragen Technology, Inc., a Delaware corporation ("VTI"), and Viragen (Scotland) Ltd., a Scottish Private Limited Company ("VSL").

                                    RECITALS

         WHEREAS, VTI and VSL are parties to that certain license agreement dated July 12, 1995 ("License Agreement"), a copy of which is attached hereto as Exhibit A, through which VTI granted to VSL certain exclusive and nonexclusive licenses to use certain technology to manufacture and distribute natural alpha interferon derived from human leukocytes ("Omniferon").

         WHEREAS, VTI is a wholly-owned subsidiary of Viragen, Inc., a Delaware corporation ("VI").

         WHEREAS, VSL is a wholly owned subsidiary of Viragen (Europe) Ltd., a Delaware corporation ("VE"), which is a majority owned subsidiary of VI.

         WHEREAS, pursuant to an agreement dated September 28, 2001, VE has acquired all of the issued and outstanding shares of stock of BioNative AB, a Swedish company ("BN").

         WHEREAS, BN manufactures and distributes a human leukocyte derived interferon product ("Alfanative").

         WHEREAS, Alfanative has a targeted market similar to that of OMNIFEREON but does not utilize the technology transferred through the License Agreement, and is a competing product of Omniferon.

         WHEREAS, in that both BN and VSL are wholly owned subsidiaries of VE, and BN owns the rights to manufacture and distribute Alfanative, the parties to the License Agreement have agreed that there is no longer any business purpose for VSL to maintain its rights under the License Agreement to manufacture and distribute Omniferon, and both parties would benefit from the elimination of the rights and obligations provided under the License Agreement.

         WHEREAS, the parties to the License Agreement have agreed to terminate the License Agreement pursuant to the terms and conditions of this Agreement.

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         Now therefore, in consideration of the premises, mutual promises, covenants, terms and conditions contained herein, and, other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2. DEFINED TERMS. All terms not otherwise defined herein shall have the same meaning as in the License Agreement.

         3. TERMINATION OF LICENSE AGREEMENT. VTI and VSL agree that the License Agreement shall be terminated as of the date hereof. As a result of such voluntary termination, the License Agreements shall no longer be binding on either party, and VSL shall immediately cease its use of the Licensed Property and the Licensed Products.

         4. PAYMENT OF ROYALTIES. VTI and VSL agree that as of the date of the termination of the License Agreement VSL owes VTI a royalty pursuant to Section 8 of the License Agreement in the amount of five hundred thousand dollars ($500,000) (the "Royalty"). The parties agree that VSL or VE shall pay VTI the Royalty in cash or common stock of VE, valued at fair market value on the date of payment, within 12 months of the date of this Termination Agreement. Until such time as the Royalty or any unpaid portion thereof remains outstanding, VSL or VE shall pay VTI interest on the unpaid balance at 6% per annum. The parties agree that, with the exception of the foregoing Royalty, neither party is entitled to any additional compensation or other remuneration under the terms of the License Agreement, and neither party shall be entitled to any compensation or other remuneration as a result of the termination of the License Agreement.

         5. CONFIDENTIALITY. Each party acknowledges that during the term of the License Agreement it was made privy to the other party's trade secrets, processes, methods, ideas, customer lists, product information, services, training methods, technical information, marketing activities and procedures, credit data, financial data, and other information considered to be confidential by the other party (the "Proprietary Information"). Each party acknowledges that the other party's Proprietary Information is valuable, special and a unique asset of the other party. In light of the highly competitive nature of the industry in which the parties conduct business, each party agrees that all Proprietary Information of the other party, heretofore obtained by the party, shall be considered confidential. In recognition of this fact, each party agrees that it will not use or disclose any of such Proprietary Information of the other party for its own purposes or for the benefit of any person or other entity or organization under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the other party, it is legally required to disclose such Proprietary Information.

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         6. FURTHER ASSURANCES. Each party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the termination of the License Agreement and all other provisions of this Agreement. In case at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action.

         7. GOVERNING LAW. This Agreement shall be construed and interpreted and enforced in accordance with and shall be governed by the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         8. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         9. SEVERABILITY. If any provisions of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10. COUNTERPARTS. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective as of the date first set forth above.

                                             Viragen Technology, Inc.


                                             By:  /s/ Gerald Smith
                                                  --------------------------
                                             Its: Chairman & CEO
                                                  --------------------------


                                             Viragen (Scotland) Ltd.


                                             By:  /s/ Dennis W. Healey
                                                  --------------------------
                                             Its:     Director
                                                  --------------------------

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                                    Exhibit A

                                LICENSE AGREEMENT




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